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                                                                         (h)(3)

                                    Form of
                                   Exhibit A


HARDING, LOEVNER FUNDS, INC.
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International Equity Portfolio
Global Equity Portfolio
Emerging Markets Portfolio
Institutional Emerging Markets Portfolio
International Small Companies Portfolio